**National Union Fire Insurance Company of Pittsburgh, Pa.**
AIG Small Business
100 Connell Drive Suite 2100
Berkeley Heights, NJ 07922-
(877) 867-3783

AIG EXECUTIVE LIABILITY℠
Insurance provided by a member company of American International Group, Inc

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**BINDER OF INSURANCE CONFIRMATION LETTER**

July 18, 2008

**RE: INDEPENDENT FILM DEVELOPMENT CO.**
**Fidelity Bond Form 15 Admitted**

**Name of Insurance Carrier: NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.**
**Address of Insurance Carrier: 175 WATER STREET, NEW YORK, NY, 10038**

**Tab#: 1228463, Submission #: 976838690**
**Policy#: 006663542**
**New Line**
**Policy Period Effective Date From: 07/11/2008 To 07/11/2009**

On behalf of National Union Fire Insurance Company of Pittsburgh, Pa. (hereinafter "Insurer"), I am pleased to confirm the binding of coverage in accordance with our agreement as set forth below and subject to the conditions set forth herein. Please review said Binder for accuracy and contact the Insurer **prior to the effective date** of policy coverage of any inaccuracy(ies) found within the issued Binder. If the Insurer does not hear from you prior to the effective date of policy coverage, it will be understood that the Binder has been accepted as an accurate description of the agreed upon terms of coverage.

*****IMPORTANT POLICY ISSUANCE VERIFICATION*****

A policy will be issued with the name and address of the Insured exactly as referenced in the "Policy Information" Section of this Binder. If this information is inaccurate, please advise us immediately.

## POLICY INFORMATION

| | |
|---|---|
| **INSURED:** | INDEPENDENT FILM DEVELOPMENT CO. |
| **INSURED'S ADDRESS:** | 190 N. CANON STREET, SUITE 420<br>BEVERLY HILLS, CA 90810 |
| **TYPE OF POLICY:** | Fidelity Bond Form 15 Admitted |
| **BASIC FORM:** | 51023 (10/90) |
| **INSURANCE COMPANY:** | National Union Fire Insurance Company of Pittsburgh, Pa. |
| **POLICY NUMBER:** | 006663542 |
| **EFFECTIVE DATE:** | 07/11/2008 |
| **EXPIRATION DATE:** | 07/11/2009 |

| SINGLE LOSS COVERAGE FORMS | LIMIT OF LIABILITY | SINGLE LOSS DEDUCTIBLE |
|---|---|---|
| Basic Bond Coverage | $500,000 | $5,000 |
| Insuring Agreement D | $500,000 | $5,000 |
| Insuring Agreement E | $500,000 | $5,000 |
| Computer Systems | $500,000 | $5,000 |

**AGGREGATE LIMIT:** $500,000

**OTHER TERMS:** Per Insurer Quote/Indication Letter dated 05/19/2008 except as indicated below

**PREMIUM:** $4,680

**Important Conditions Of Binder:** See Below

## ENDORSEMENTS

The following riders will be added to the basic policy:

| # | Form # | Ed Dt | Title |
|---|---|---|---|
| 1 | SR5862 | 12/99 | CALIFORNIA PREMIUM RIDER |
| 2 | 89644 | 07/05 | COVERAGE TERRITORY ENDORSEMENT (OFAC) |
| 3 | 78859 | 10/01 | FORMS INDEX ENDORSEMENT |
| 4 | SR6196 | 12/99 | Computer Systems Fraud Insuring Agreement |
| 5 | | 12/99 | Transit Cash Letters |
| 6 | | 12/99 | Unauthorized Signatures |
| 7 | | 12/99 | Telefacsimile Transfer Fraud |
| 8 | | 12/99 | Voice Initiated Funds Transfers |

## CONDITIONS OF BINDER

When signed by the Insurer, the coverage described above is in effect from 12:01 AM of the Effective Date listed above to 12:01 AM of the Expiration Date listed above, pursuant to the terms, conditions and exclusions of the policy form listed above, any policy endorsements described above, and any modifications of such terms as described in this Binder section. Unless otherwise indicated, this Binder may be canceled prior to the Effective Date by the Insured, or by the Broker on the behalf of the Insured, by written notice to the Insurer or by the surrender of this Binder stating when thereafter such cancellation shall be effective. Unless otherwise indicated, this Binder may be canceled by the Insurer prior to the Effective Date by sending written notice to the Insured at the address shown above stating when, not less than thirty days thereafter, such cancellation shall be effective. Unless otherwise indicated, this Binder may be canceled by the Insurer or by the Insured on or after the Effective Date in the same manner and upon the same terms and conditions applicable to cancellation of the policy form listed above.Issuance by the Insurer and acceptance by or on the behalf of the Insured of the policy shall render this Binder void except as indicated below.

A condition precedent to coverage afforded by this Binder is that no material change in the risk occurs and no submission is made to the Insurer of a claim or circumstances that might give rise to a claim between the date of this Binder indicated above and the Effective Date.

Please note this Binder contains only a general description of coverages provided. For a detailed description of the terms of a policy you must refer to the policy itself and the endorsements bound herein.

## PREMIUM PAYMENT

Our accounting procedures require that payment be remitted within 30 days of the effective date of coverage or 15 days from the billing date, whichever is later.

We appreciate your compliance with this procedure.

We appreciate your business and hope that we can be of further service to you in the future.

Sincerely,

JOHN LOPORTO
Underwriter

If you have any questions regarding this policy, or for any other service needs, please contact our AIG Broker Services:

Monday-Friday 9:00 AM - 6:00 PM Eastern
Telephone: 1-877-TO-SERVE or (877)867-3783
E-mail: TOSERVE@aig.com
Fax: (800) 315-3896

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